SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 24, 2009
Date of Report (Date of earliest event reported)

GRYPHON RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53371
(Commission File Number)

98-0465540
(IRS Employer Identification Number)

1313 East Maple Street, Suite 201-462
(Address of principal executive offices)

(360) 685-4238
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01  Other Events.

On February 24, 2009, Gryphon Resources, Inc. (the “Company”) announced discovery of a manganese deposit at the H33D4 exploration site of its Turkish subsidiary APM Madencilik Ltd. (“APM”). Initial indications are the tenor ore of the deposit is in the range of 42-54% and appears readily mineable. The Company expects to be able to fully estimate the size of the H33D4 deposit once drilling has commenced, but visual inspection shows approximately 100,000 tons and the Company estimates it may hold up to 10,000,000 tons. Depending on weather conditions, production of 1,000 tons of manganese per month is projected to begin at the latest by the end of spring 2009. It is also projected the next phase of production will increase to 10,000 - 15,000 tons per month. Inspections show the manganese deposit is in surface levels and enrichment is not required.

During February APM submitted the mining authorization applications required by Turkey’s Mining Works General Management Office and inspection of the manganese deposit is scheduled to be finished by Mining Works staff by the end of February 2009. APM expects to be issued the necessary Production Permissions by early March 2009 and then begin production. Gryphon will now engage a qualified Independent geologist to perform geological analysis of H33D4 and issue an SEC Industry Guide 7 compliant report.

The H33D4 exploration site was acquired by APM in April 2008 and comprises a 1375 hectare exploration license. The site is located approximately 180 km due East of Ankara, the capital of Turkey. Infrastructure in the region is suitably developed and road, electricity and water resources can be supplied to the site with some minor preliminary work.

Gryphon’s main focus has been exploration for copper and will continue its copper exploration initiatives along with its manganese operations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain information contained in this Form 8-K, including any information as to the Company’s strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements". All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "will", "anticipate", "contemplate", "target", "plan", "continue', "budget", "may", "intend", "estimate", “project” and similar expressions identify forward-looking statements. Forward-looking statements  are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to mining operations, changes in the worldwide price of manganese, copper or certain other commodities; legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with mining or development activities; employee relations; contests over title to properties; and the risks involved in the exploration, development and mining business. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Serdar Kirmizioglu
Serdar Kirmizioglu
CEO, President and Chair

Dated:  February 25, 2009